EXHIBIT 99.1
Citizens Community Bancorp, Inc. Earns $3.6 Million, or $0.32 Per Share in 4Q20;
Record 2020 Annual Earnings Increase 34% from Prior Year Annual Earnings;
Asset Quality Continues to Improve;
2021 Annual Cash Dividend Increases to $0.23 Per Share

EAU CLAIRE, WI, January 28, 2021 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank” or “CCFBank”), today reported earnings of $3.6 million, or $0.32 per diluted share for the quarter ended December 31, 2020, compared to $3.5 million, or $0.31 per diluted share for the quarter ended September 30, 2020 and $3.2 million, or $0.28 per diluted share for the quarter ended December 31, 2019. Net income as adjusted (non-GAAP)1 of $3.7 million, or $0.33 per diluted share was reported for the quarter ended December 31, 2020, compared to $3.3 million, or $0.30 per diluted share for the quarter ended September 30, 2020. For the fiscal year ended December 31, 2020, the Company earned a record $12.7 million, or $1.14 per diluted share compared to earnings of $9.5 million, or $0.85 per diluted share for the fiscal year ended December 31, 2019.

The Company’s fourth quarter operating results reflected: (1) increased net interest income largely due to increased accretion related to both reductions of purchased credit impaired loans and the Small Business Administration’s Paycheck Protection Program (SBA PPP) debt forgiveness; (2) higher loan loss provisions, primarily due to the impact of loan growth and economic uncertainty; (3) a continued robust refinancing market which led to an all-time high on gains on sale of mortgage loans; and (4) a modest increase in non-interest expenses due to branch closure costs and modestly higher impairment of mortgage servicing right assets, offset by lower compensation and a seasonal reduction in advertising.

Book value per share was $14.52 at December 31, 2020 compared to $14.10 at September 30, 2020 and $13.36 at December 31, 2019. Tangible book value per share (non-GAAP)5 was $11.18 at December 31, 2020 compared to $10.75 at September 30, 2020 and $9.89 at December 31, 2019. Book value per share increased $1.16 in fiscal 2020, a 9% increase from December 31, 2019. Tangible book value per share increased $1.29 in fiscal 2020, a 13.0% increase from December 31, 2019. In addition to building tangible book value per share 13.0% over the past year, the Company paid an annual dividend of $0.21 per share in fiscal 2020. On January 28, 2021, the Board of Directors approved a 10% increase in the annual cash dividend to $0.23 per share. The dividend will be payable on February 25, 2021 to the shareholders of record on February 11, 2021.

Stephen Bianchi, Chairman, President and Chief Executive Officer, in expressing his appreciation of the Citizens team, said, “I am very proud of the focus and commitment by our colleagues to clients, to each other and to the communities we serve. Their dedication in the face of adversity helped the Bank deliver strong returns to stakeholders and positions us well for the future.”

“The continued execution of our strategic priorities resulted in the following highlights; (1) a 13% increase in tangible book value, or $1.29 per share, to $11.18; (2) continued asset quality improvement in the quarter with a $3.4 million, or

23%, decrease in nonperforming assets and a decrease for the year of $10.1 million, or 47%; (3) Criticized assets declined 39% from March 31, 2020 levels; (4) originated loans, net of SBA PPP loans, grew by $59 million or 8% on a linked quarter basis; and (5) efforts to build more efficient workflows using technology and lower staffing levels through attrition and three branch closures were partially reflected in the fourth quarter as non-interest expense declined. The full cost savings will be more fully reflected in the first quarter of 2021,” continued Stephen Bianchi.

“Fourth quarter commercial activity accelerated across our markets where unemployment through November was below 5% in all markets and under 4% in select markets. As expected, COVID-19 deferrals remain concentrated in the hospitality segment where occupancy rates generally have been tracking with, or slightly better than, national averages depending on the property. We have been working with our clients as the pandemic persists by requiring additional support from the borrower in exchange for further deferral periods and expect the second PPP draws will be beneficial to this segment,” continued Bianchi.

December 31, 2020 Highlights: (as of or for the 3-month period ended December 31, 2020 and year ended December 31, 2020, compared to September 30, 2020 and December 31, 2019.)
•Stockholders’ equity as a percent of total assets increased to 9.74% from 9.70% during the quarter ended December 31, 2020. Tangible common equity as a percent of tangible assets (non-GAAP)5, increased to 7.67% from 7.57% during the quarter ended December 31, 2020.
•Return on average assets increased to 0.80% from 0.68% during the year ended December 31, 2020. Return on average equity increased to 8.29% from 6.59% during the year ended December 31, 2020. Return on average tangible common equity5 (non-GAAP) increased to 11.04% from 8.98% during the year ended December 31, 2020.
•The Bank recorded provision for loan losses of $2.5 million for the quarter ended December 31, 2020, compared to $1.5 million for the quarter ended September 30, 2020. The increase was largely due to organic loan growth along with qualitative factor increases related to the potential adverse economic impact of COVID-19. The COVID-19 pandemic continued to result in reduced operating capacity and uncertainty regarding potential future revenue and cash flows for certain businesses, including bank borrowers. Economic conditions in our markets continued to improve during the last quarter of 2020. This has supported improving trends for businesses most impacted by the pandemic, but further improvements in their prospects will be dependent on the timing and efficacy of vaccinations, and related impact on consumer behavior and business activities.
•As of December 31, 2020, the Bank’s COVID-19 related modifications under Section 4013 of the CARES Act, totaled $61 million, or 5% of gross loans versus $126.7 million, or 10% of gross loans at September 30, 2020. At December 31, 2020, hotel industry sector loans represent $51.6 million of the approved deferrals. The Bank has approximately $2.4 million of total payment deferrals expiring in the first quarter of 2021.
•The sum of special mention and substandard loans decreased $5.5 million to $35.2 million at December 31, 2020 from $40.7 million at September 30, 2020, a decrease of 13%.
•The allowance for loan losses on originated loans, excluding PPP loans, increased to 1.77% at December 31, 2020 from 1.65% at September 30, 2020. Since PPP loans are guaranteed by the SBA, they are excluded from this reserve calculation. Additionally, loans resulting from Bank acquisitions were effectively marked to market value at the time of their acquisition and were also excluded from this reserve calculation. The allowance for loan losses of $17.0 million, is allocated $14.8 million to the originated loan portfolio and $2.2 million to the acquired loan portfolio.
•During the fourth quarter, the Bank closed three branch operations located at Minnesota Lake, Minnesota, Eau Claire, Wisconsin, and Eleva, Wisconsin. These branch operations were consolidated into nearby branch locations. These closures resulted in pretax net branch closure costs of $165 thousand as presented in the “Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)” table.
•Nonperforming assets continued to decline during the quarter ended December 31, 2020 to $11.5 million from $14.9 million one quarter earlier.

•On November 30, 2020, the Board of Directors approved a stock repurchase program. Under this program the Company may repurchase up to 557,728 shares of its common stock, or approximately 5% of the current outstanding shares. Through December 31, 2020, the Company has repurchased approximately 98,000 shares under this new stock repurchase program.

Balance Sheet and Asset Quality

Total assets increased $26.5 million during the quarter to $1.65 billion at December 31, 2020, compared to $1.62 billion at September 30, 2020. This increase was approximately the same as the increase in deposits of $24.5 million.
Securities available for sale decreased $6.7 million during the quarter ended December 31, 2020 to $144.2 million from $150.9 million at September 30, 2020. Meanwhile, the Bank’s securities held to maturity increased $26.0 million in the quarter. With strong deposit levels and SBA PPP loan debt forgiveness expected to increase in 2021, the Bank purchased $29 million of agency mortgage-backed certificates during the fourth quarter, in the held to maturity category.

Loans receivable increased by $7.4 million to $1.24 billion at December 31, 2020. The originated loan portfolio before SBA PPP loans increased $59 million in the quarter. Approximately $5.5 million of the loan growth was represented by draws on lines of credit taken on December 31, 2020 with the proceeds deposited into the customer’s money market accounts at the Bank, and repaid on January 4, 2021. SBA’s PPP loans decreased $15 million in the quarter due to debt forgiveness. Acquired loans decreased by $38 million. The acquired loan portfolio asset quality improved with a reduction of $4 million in substandard loans, which included the prepayment of $3 million of nonaccrual loans and the payoff of hotel loans on deferral of $8 million.

The allowance for loan losses increased to $17.0 million at December 31, 2020 representing 1.38% of loans receivable at December 31, 2020, compared to $14.8 million at September 30, 2020 representing 1.21% of loans receivable at September 30, 2020. Excluding the PPP loans, which are guaranteed by the SBA, the allowance for loan losses was 1.53% at December 31, 2020 compared to 1.35% at September 30, 2020. Approximately 23% of the loan portfolio at December 31, 2020 consists of loans purchased through whole bank acquisitions resulting in these loans being recorded at fair market value at acquisition. The allowance for loan losses as a percent of originated loans excluding PPP loans was 1.77% at December 31, 2020 compared to 1.65% at September 30, 2020. For the quarter ended December 31, 2020, the Bank had net charge-offs of $293,000.

Allowance for Loan Losses Percentages
(in thousands, except ratios)

	December 31, 2020	September 30, 2020	June 30, 2020	December 31, 2019
Originated loans, net of deferred fees and costs	$835,769	$777,340	$789,075	$762,127
SBA PPP loans, net of deferred fees	120,711	135,177	132,800	—
Acquired loans, net of unamortized discount	281,101	317,622	359,300	415,253
Loans, end of period	$1,237,581	$1,230,139	$1,281,175	$1,177,380
SBA PPP loans, net of deferred fees	(120,711)	(135,177)	(132,800)	—
Loans, net of SBA PPP loans and deferred fees	$1,116,870	$1,094,962	$1,148,375	$1,177,380
Allowance for loan losses allocated to originated loans	$14,819	$12,809	$12,109	$9,551
Allowance for loan losses allocated to other loans	2,224	2,027	1,264	769
Allowance for loan losses	$17,043	$14,836	$13,373	$10,320
Non-accretable difference on purchased credit impaired loans	$1,087	$1,661	$3,355	$6,290
ALL as a percentage of loans, end of period	1.38%	1.21%	1.04%	0.88%
ALL as a percentage of loans, net of SBA PPP loans and deferred fees	1.53%	1.35%	1.16%	0.88%
ALL allocated to originated loans as a percentage of originated loans, net of deferred fees and costs	1.77%	1.65%	1.53%	1.25%

Nonperforming assets decreased 22.7% to $11.5 million or 0.70% of total assets at December 31, 2020 compared to $14.9 million or 0.92% of total assets at September 30, 2020. Included in nonperforming assets at December 31, 2020 are $7.4 million of nonperforming assets acquired during recent whole-bank acquisitions. Originated nonperforming assets were only $4.2 million, or 0.25% of total assets for the most recent quarter. Over the past year, nonperforming assets declined 47% from $21.6 million at December 31, 2019 to $11.5 million at December 31, 2020.

Substandard and special mention loans declined $5.5 million, or 13%, during the quarter ended December 31, 2020. The table below shows the decreases in substandard loans by quarter during 2020. Over the past year, total criticized loans decreased 30.6% from $50.7 million at December 31, 2019 to $35.2 million at December 31, 2020.

	(in thousands)
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Special mention loan balances	$6,672	$7,777	$19,958	$19,387	$10,856
Substandard loan balances	28,541	32,922	35,911	38,393	39,892
Criticized loans, end of period	$35,213	$40,699	$55,869	$57,780	$50,748

Deposits increased $24.5 million to $1.295 billion at December 31, 2020 compared to $1.271 billion at September 30, 2020. The increase was in non-maturity deposits which more than offset the modest decrease of $10 million in certificates of deposit. Deposit growth of $5.5 million represents line of credit draw proceeds deposited into customers’ money market accounts, which were subsequently withdrawn to repay the line of credits on January 4, 2021. The decrease in certificates of deposit was due to the Company choosing not to match higher rate local retail certificate competition.

Review of Operations

Net interest income was $13.4 million for the fourth quarter of 2020 compared to $11.9 million for the third quarter of 2020, and $11.8 million for the quarter ended December 31, 2019. The net interest margin increased to 3.51% for the fourth quarter of 2020 compared to 3.11% for the third quarter of 2020 and 3.41% for the fourth quarter ended December 31, 2019.

Net interest income and net interest margin with and without loan purchase accounting:
(in thousands, except yields and rates)

	Three months ended
	December 31, 2020		September 30, 2020		June 30, 2020		March 31, 2020		December 31, 2019
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
With loan purchase accretion	$13,372	3.51%	$11,909	3.11%	$12,303	3.34%	$12,671	3.64%	$11,775	3.41%
Less non-accretable difference realized as interest from payoff of purchased credit impaired loans	(324)	(0.08)%	(130)	(0.03)%	(196)	(0.05)%	(1,043)	(0.30)%	(271)	(0.08)%
Less accelerated accretion from payoff of certain PCI loans with transferred non-accretable differences	(872)	(0.23)%	—	—%	(99)	(0.03)%	—	—%	—	—%
Less scheduled accretion interest	(252)	(0.07)%	(276)	(0.07)%	(247)	(0.07)%	(233)	(0.07)%	(233)	(0.07)%
Without loan purchase accretion	$11,924	3.13%	$11,503	3.01%	$11,761	3.19%	$11,395	3.27%	$11,271	3.26%

As noted above, the current quarter net interest margin was favorably impacted by reductions in purchased credit impaired loans and associated income realization. The Company realized $1.2 million, or 31 basis points, of such accelerated accretion in the quarter ended December 31, 2020. In addition, current quarter SBA PPP fee accretion of $0.98 million represented a $0.34 million, or 10 basis point, net interest margin increase over the prior quarter’s accretion of $0.64 million. The increase in SBA PPP fee accretion results from such loans qualifying for and receiving debt forgiveness. Deferred SBA PPP fees were approximately $3 million at December 31, 2020.

The Company continued to manage deposit interest rates. Various non-maturity deposit product yields were reduced and the Bank was able to lower the cost of certificate of deposit accounts as the interest rates on new and renewed certificates of deposit were lower than the previous quarter. Additionally, the Bank relied less on higher-costing certificates of deposit. These actions reduced the cost of deposits by 9 basis points in the quarter which more than offset the full quarter impact of the third quarter’s subordinated debt issuance. The Bank has $61 million of certificates of deposits maturing in the first quarter of 2021 with a blended interest cost of approximately 1.90% and an additional $124 million maturing in the remaining three quarters of 2021 at a blended interest cost of approximately 1.05%. The weighted average cost of new certificates in the fourth quarter of 2020 was approximately 0.50%.

Loan loss provisions were $2.5 million for the quarter ended December 31, 2020 compared to $1.50 million for the quarter ended September 30, 2020 and $1.4 million one year earlier. There was no provision on the $5.5 million lines of credit drawn in late December and repaid on January 4, 2021. The increase was largely due to organic growth, along with qualitative factor increases related to the potential adverse impact of COVID-19. We estimate the COVID-19/qualitative factor increase impact on the provisions for loan losses to be approximately $1.3 million and $4.8 million for the three and twelve months ended December 31, 2020. For the year ended December 31, 2020, provisions for loan losses were $7.750 million compared to $3.525 million for the year ended December 31, 2019.

Non-interest income decreased modestly in the quarter ended December 31, 2020 to $4.8 million from the previous quarter ended September 30, 2020 level of $5.1 million. The decrease in the fourth quarter was largely due to a recognized gain in the third quarter on the disposition of an acquired business line and the third quarter recognition of a higher annual incentive paid on debit card activity. For the year ended December 31, 2020, non-interest income increased by $3.5 million to $18.4 million with stronger gain on sale of loans and loan servicing income being partially offset by the sale of the Company’s only Michigan branch in the second quarter of 2019.

Total non-interest expense increased by $0.1 million to $10.8 million for the quarter ended December 31, 2020. This was due to modestly higher impairment on mortgage servicing rights (“MSR”) of $0.33 million and $0.17 million of costs related to the closure of 3 branches in mid-November. MSR impairment for the quarter ended December 31, 2020 totaled $0.33 million compared to $0.25 million for the quarter ended September 30, 2020. These increases were partially offset by lower compensation due to a smaller level of FTE and lower seasonal marketing costs. For the year ended December 31, 2020, total non-interest expense was $43.7 million compared to $42.7 million for the year ended December 21, 2019. The impact of the F&M acquisition on July 1, 2019 increased non-interest expense in 2020 in addition to the items discussed above.

Provisions for income taxes remained unchanged in the fourth quarter at $1.3 million compared to the preceding quarter. For the year ended December 31, 2020, provisions for income taxes were $4.6 million compared to $2.8 million for the year ended December 31, 2019, which included a $0.3 million reduction due to a favorable tax treatment of certain acquired bank-owned life insurance. The effective tax rate for the most recent quarter was 25.9% compared to 26.7% the prior quarter.

These financial results are preliminary until the Form 10-K is filed in March 2021.

About the Company
Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 25 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, Ag operators and consumers, including residential mortgage loans.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “estimates,” “intend,” “may,” “preliminary,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include the conditions in the financial markets and economic conditions generally; adverse impacts to the Company or Bank arising from the COVID-19 pandemic; the possibility of a deterioration in the residential real estate markets; interest rate risk; lending risk; the sufficiency of loan allowances; changes in the fair value or ratings downgrades of our securities; competitive pressures among depository and other financial institutions; our ability to maintain our reputation; our ability to realize the benefits of net deferred tax assets; our ability to maintain or increase our market share; acts of terrorism and political or military actions by the United States or other governments; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; increases in FDIC insurance premiums or special assessments by the FDIC; disintermediation risk; our inability to obtain needed liquidity; risks related to the ongoing integration of F. & M. Bancorp. of Tomah, Inc. into the Company’s operations; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating the acquired business operations or fully realizing the cost savings and other benefits; our ability to raise capital needed to fund growth or meet regulatory requirements; the possibility that our internal controls and procedures could fail or be circumvented; our ability to attract and retain key personnel; our ability to keep pace with technological change; cybersecurity risks; changes in federal or state tax laws; changes in accounting principles, policies or guidelines and their impact on financial performance; restrictions on our ability to pay dividends; and the potential volatility of our stock price. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended December 31, 2019 filed with the Securities and Exchange Commission (“SEC”) on March 10, 2020 and the Company’s subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as net income as adjusted, net income as adjusted per share, tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets, return on average tangible common equity and return on average tangible common equity as adjusted which management believes may be helpful in understanding the Company’s results of operations or financial position and comparing results over different periods.

Net income as adjusted and net income as adjusted per share are non-GAAP measures that eliminates the impact of certain expenses such as acquisition and branch closure costs and related data processing termination fees, legal costs, severance pay, accelerated depreciation expense and lease termination fees, the gain on sale of branch deposits and fixed assets and the net impact of the Tax Cuts and Jobs Act of 2017, which management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms. These costs are unique to each transaction based on the contracts in existence at the merger date. Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity are non-GAAP measures that eliminate the impact of preferred stock equity, goodwill and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands, except shares and per share data)

	December 31, 2020 (unaudited)	September 30, 2020 (unaudited)	December 31, 2019 (audited)
Assets
Cash and cash equivalents	$119,440	$115,474	$55,840
Other interest-bearing deposits	3,752	3,752	4,744
Securities available for sale “AFS”	144,233	150,908	180,119
Securities held to maturity “HTM”	43,551	16,927	2,851
Equity securities with readily determinable fair value	200	187	246
Other investments	14,948	15,075	15,005
Loans receivable	1,237,581	1,230,139	1,177,380
Allowance for loan losses	(17,043)	(14,836)	(10,320)
Loans receivable, net	1,220,538	1,215,303	1,167,060
Loans held for sale	3,075	4,938	5,893
Mortgage servicing rights	3,252	3,498	4,282
Office properties and equipment, net	21,165	21,607	21,106
Accrued interest receivable	5,652	5,829	4,738
Intangible assets	5,494	5,893	7,587
Goodwill	31,498	31,498	31,498
Foreclosed and repossessed assets, net	197	812	1,460
Bank owned life insurance (“BOLI”)	23,684	23,514	23,063
Other assets	8,416	7,378	5,757
TOTAL ASSETS	$1,649,095	$1,622,593	$1,531,249
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,295,256	$1,270,778	$1,195,702
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) advances	123,498	124,491	130,971
Other borrowings	58,328	58,297	43,560
Other liabilities	11,449	11,704	10,463
Total liabilities	1,488,531	1,465,270	1,380,696
Stockholders’ equity:
Common stock— $0.01 par value, authorized 30,000,000; 11,056,349; 11,154,645 and 11,266,954 shares issued and outstanding, respectively	111	112	113
Additional paid-in capital	126,704	127,778	128,856
Retained earnings	32,809	29,239	22,517
Unearned deferred compensation	(550)	(710)	(462)
Accumulated other comprehensive income (loss)	1,490	904	(471)
Total stockholders’ equity	160,564	157,323	150,553
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,649,095	$1,622,593	$1,531,249
        Note: Certain items previously reported were reclassified for consistency with the current presentation.

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2020 (unaudited)	September 30, 2020 (unaudited)	December 31, 2019 (unaudited)	December 31, 2020 (unaudited)	December 31, 2019 (audited)
Interest and dividend income:
Interest and fees on loans	$15,463	$14,154	$14,611	$59,763	$54,647
Interest on investments	1,052	1,064	1,535	4,764	5,776
Total interest and dividend income	16,515	15,218	16,146	64,527	60,423
Interest expense:
Interest on deposits	1,958	2,255	3,284	10,000	12,174
Interest on FHLB and FRB borrowed funds	428	430	508	1,814	2,721
Interest on other borrowed funds	757	624	579	2,458	2,015
Total interest expense	3,143	3,309	4,371	14,272	16,910
Net interest income before provision for loan losses	13,372	11,909	11,775	50,255	43,513
Provision for loan losses	2,500	1,500	1,400	7,750	3,525
Net interest income after provision for loan losses	10,872	10,409	10,375	42,505	39,988
Non-interest income:
Service charges on deposit accounts	496	431	612	1,832	2,368
Interchange income	520	556	468	2,029	1,735
Loan servicing income	1,014	1,144	772	4,158	2,674
Gain on sale of loans	2,108	1,987	902	6,693	2,462
Loan fees and service charges	342	320	285	1,383	1,145
Insurance commission income	—	—	161	475	734
Net gains (losses) on investment securities	13	(1)	120	110	271
Net gain (loss) on sale of branch	—	—	—	432	2,295
Net gain (loss) on sale of acquired business lines	—	180	—	—	—
Settlement proceeds	—	—	—	131	—
Other	277	445	464	1,205	1,291
Total non-interest income	4,770	5,062	3,784	18,448	14,975
Non-interest expense:
Compensation and related benefits	5,440	5,538	5,720	22,321	20,325
Occupancy	1,017	993	972	3,915	3,697
Office	502	532	539	2,152	2,188
Data processing	1,210	1,145	985	4,375	3,938
Amortization of intangible assets	399	399	412	1,622	1,496
Mortgage servicing rights expense	720	603	286	3,050	1,108
Advertising, marketing and public relations	165	260	240	967	1,214
FDIC premium assessment	148	188	(60)	584	258
Professional services	438	434	496	1,829	2,457
Gains (losses) on repossessed assets, net	(64)	(105)	18	(259)	(125)
Other	851	737	820	3,117	6,130
Total non-interest expense	10,826	10,724	10,428	43,673	42,686
Income before provision for income taxes	4,816	4,747	3,731	17,280	12,277
Provision for income taxes	1,246	1,267	562	4,555	2,814
Net income attributable to common stockholders	$3,570	$3,480	$3,169	$12,725	$9,463
Per share information:
Basic earnings	$0.32	$0.31	$0.28	$1.14	$0.85
Diluted earnings	$0.32	$0.31	$0.28	$1.14	$0.85
Cash dividends paid	$—	$—	$—	$0.21	$0.20
Book value per share at end of period	$14.52	$14.10	$13.36	$14.52	$13.36
Tangible book value per share at end of period (non-GAAP)	$11.18	$10.75	$9.89	$11.18	$9.89
Note: Certain items previously reported were reclassified for consistency with the current presentation.

Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019

GAAP pretax income	$4,816	$4,747	$3,731	$17,280	$12,277
Merger related costs	—	—	104	—	3,880
Branch closure costs (1)	165	—	—	165	15
Audit and Financial Reporting (2)	—	—	—	—	358
Net gain on sale of branch (3)	—	—	—	—	(2,295)
Net gain on sale of acquired business lines (4)	—	(180)	—	(432)	—
Settlement proceeds (5)	—	—	—	(131)	—
Pretax income as adjusted (6)	4,981	4,567	3,835	16,882	14,235
Provision for income tax on net income as adjusted (7)	1,290	1,219	579	4,457	3,260
Tax impact of certain acquired BOLI policies (8)	—	—	300	—	300
Total Provision for income tax	1,290	1,219	879	4,457	3,560
Net income as adjusted after income taxes (non-GAAP) (6)	$3,691	$3,348	$2,956	$12,425	$10,675
GAAP diluted earnings per share, net of tax	$0.32	$0.31	$0.28	$1.14	$0.85
Merger related costs, net of tax	—	—	0.01	—	0.27
Branch closure costs, net of tax	0.01	—	—	0.01	—
Audit and Financial Reporting	—	—	—	—	0.02
Net gain on sale of branch	—	—	—	—	(0.15)
Tax impact of certain acquired BOLI policies	—	—	(0.03)		(0.03)
Net gain on sale of acquired business lines	—	(0.01)	—	(0.03)	—
Settlement proceeds	—	—	—	(0.01)	—
Diluted earnings per share, as adjusted, net of tax (non-GAAP)	$0.33	$0.30	$0.26	$1.11	$0.96

Average diluted shares outstanding	11,128,628	11,155,337	11,275,961	11,161,811	11,121,435

(1) Branch closure costs include severance pay recorded in compensation and benefits, accelerated depreciation expense and lease termination fees included in occupancy and other costs included in other non-interest expense in the consolidated statement of operations.
(2) Audit and financial reporting costs include additional audit and professional fees related to the change in our year end from September 30 to December 31, effective December 31, 2018.
(3) Gain on sale of branch resulted from the sale of our sole Michigan office in Rochester Hills.
(4) Gain on sale of acquired business lines resulted from (1) the sale of Wells Insurance Agency and (2) the termination and sale of the wealth management business line sales contract acquired in a former acquisition.
(5) Settlement proceeds includes litigation income from a JP Morgan Residential Mortgage Backed Security (RMBS) claim. This distribution represents a supplement to the proceeds received in March 2017 from a JP Morgan RMBS previously owned by the Bank and sold in 2011.
(6) Net income as adjusted is a non-GAAP measure that management believes enhances the market’s ability to assess the underlying business performance and trends related to core business activities.
(7) Provision for income tax on net income as adjusted is calculated at our effective tax rate for each respective period presented.
(8) Tax impact of certain BOLI policies acquired from United Bank equal to $300 thousand.

Loan Composition (in thousands)	December 31, 2020	September 30, 2020	June 30, 2020	December 31, 2019
Originated Loans:
Commercial/Agricultural real estate:
Commercial real estate	$351,113	$322,028	$314,390	$302,546
Agricultural real estate	31,741	32,530	35,138	34,026
Multi-family real estate	112,731	100,148	90,617	71,877
Construction and land development	91,241	80,992	94,856	71,467
C&I/Agricultural operating:
Commercial and industrial	95,290	79,959	80,369	89,730
Agricultural operating	24,457	24,324	25,813	20,717
Residential mortgage:
Residential mortgage	86,283	90,100	95,664	108,619
Purchased HELOC loans	6,260	6,547	6,861	8,407
Consumer installment:
Originated indirect paper	25,851	28,535	32,031	39,585
Other consumer	12,056	13,221	14,175	15,546
Originated loans before SBA PPP loans	837,023	778,384	789,914	762,520
SBA PPP loans	123,702	139,166	137,330	—
Total originated loans	$960,725	$917,550	$927,244	$762,520
Acquired Loans:
Commercial/Agricultural real estate:
Commercial real estate	$156,562	$178,645	$195,335	$211,913
Agricultural real estate	37,054	40,613	43,054	51,337
Multi-family real estate	9,421	9,520	13,022	15,131
Construction and land development	7,276	8,346	15,276	14,943
C&I/Agricultural operating:
Commercial and industrial	21,263	24,413	29,477	44,004
Agricultural operating	8,328	9,634	12,124	17,063
Residential mortgage:
Residential mortgage	45,103	51,754	56,760	67,713
Consumer installment:
Other consumer	1,157	1,409	1,639	2,640
Total acquired loans	$286,164	$324,334	$366,687	$424,744
Total Loans:
Commercial/Agricultural real estate:
Commercial real estate	$507,675	$500,673	$509,725	$514,459
Agricultural real estate	68,795	73,143	78,192	85,363
Multi-family real estate	122,152	109,668	103,639	87,008
Construction and land development	98,517	89,338	110,132	86,410
C&I/Agricultural operating:
Commercial and industrial	116,553	104,372	109,846	133,734
Agricultural operating	32,785	33,958	37,937	37,780
Residential mortgage:
Residential mortgage	131,386	141,854	152,424	176,332
Purchased HELOC loans	6,260	6,547	6,861	8,407
Consumer installment:
Originated indirect paper	25,851	28,535	32,031	39,585
Other consumer	13,213	14,630	15,814	18,186
Gross loans before SBA PPP loans	1,123,187	1,102,718	1,156,601	1,187,264
SBA PPP loans	123,702	139,166	137,330	—
Gross loans	$1,246,889	$1,241,884	$1,293,931	$1,187,264
Unearned net deferred fees and costs and loans in process	(4,245)	(5,033)	(5,369)	(393)
Unamortized discount on acquired loans	(5,063)	(6,712)	(7,387)	(9,491)
Total loans receivable	$1,237,581	$1,230,139	$1,281,175	$1,177,380

Nonperforming Originated and Acquired Assets
(in thousands, except ratios)

	December 31, 2020 and Three Months Ended	September 30, 2020 and Three Months Ended	June 30, 2020 and Three Months Ended	December 31, 2019 and Three Months Ended
Nonperforming assets:
Originated nonperforming assets:
Nonaccrual loans	$3,649	$3,255	$3,951	$4,285
Accruing loans past due 90 days or more	415	698	1,455	946
Total originated nonperforming loans (“NPL”)	4,064	3,953	5,406	5,231
Other real estate owned (“OREO”)	63	352	270	441
Other collateral owned	41	56	42	28
Total originated nonperforming assets (“NPAs”)	$4,168	$4,361	$5,718	$5,700
Acquired nonperforming assets:
Nonaccrual loans	$7,098	$9,899	$10,836	$14,771
Accruing loans past due 90 days or more	171	252	425	158
Total acquired nonperforming loans (“NPL”)	7,269	10,151	11,261	14,929
Other real estate owned (“OREO”)	93	404	422	988
Other collateral owned	—	—	—	3
Total acquired nonperforming assets (“NPAs”)	$7,362	$10,555	$11,683	$15,920
Total nonperforming assets (“NPAs”)	$11,530	$14,916	$17,401	$21,620
Loans, end of period	$1,237,581	$1,230,139	$1,281,175	$1,177,380
Total assets, end of period	$1,649,095	$1,622,593	$1,607,514	$1,531,249
Ratios:
Originated NPLs to total loans	0.33%	0.32%	0.42%	0.44%
Acquired NPLs to total loans	0.59%	0.83%	0.88%	1.27%
Originated NPAs to total assets	0.25%	0.27%	0.36%	0.37%
Acquired NPAs to total assets	0.45%	0.65%	0.73%	1.04%
Nonperforming Total Assets
(in thousand, except ratios)

	December 31, 2020 and Three Months Ended	September 30, 2020 and Three Months Ended	June 30, 2020 and Three Months Ended	December 31, 2019 and Three Months Ended
Nonperforming assets:
Nonaccrual loans
Commercial real estate	$827	$2,762	$3,221	$5,705
Agricultural real estate	5,084	5,252	5,979	7,568
Commercial and industrial (“C&I”)	357	853	1,306	1,850
Agricultural operating	1,872	1,651	1,496	1,702
Residential mortgage	2,451	2,536	2,666	2,063
Consumer installment	156	100	119	168
Total nonaccrual loans	$10,747	$13,154	$14,787	$19,056
Accruing loans past due 90 days or more	586	950	1,880	1,104
Total nonperforming loans (“NPLs”)	11,333	14,104	16,667	20,160
Foreclosed and repossessed assets, net	197	812	734	1,460
Total nonperforming assets (“NPAs”)	$11,530	$14,916	$17,401	$21,620
Troubled Debt Restructurings (“TDRs”)	$18,477	$19,778	$13,119	$12,594
Nonaccrual TDRs	$6,735	$7,199	$6,992	$7,198
Loans, end of period	$1,237,581	$1,230,139	$1,281,175	$1,177,380
Total assets, end of period	$1,649,095	$1,622,593	$1,607,514	$1,531,249
Ratios:
NPLs to total loans	0.92%	1.15%	1.30%	1.71%
NPAs to total assets	0.70%	0.92%	1.08%	1.41%

Deposit Composition
(in thousands)

	December 31, 2020	September 30, 2020	June 30, 2020	December 31, 2019
Non-interest bearing demand deposits	$238,348	$229,217	$223,536	$168,157
Interest bearing demand deposits	301,764	279,648	270,116	223,102
Savings accounts	196,348	191,511	185,816	156,599
Money market accounts	245,549	246,651	242,536	246,430
Certificate accounts	313,247	323,751	350,193	401,414
Total deposits	$1,295,256	$1,270,778	$1,272,197	$1,195,702

Average balances, Interest Yields and Rates
(in thousands, except yields and rates)

	Three months ended December 31, 2020			Three months ended September 30, 2020			Three months ended December 31, 2019
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$79,225	$21	0.11%	$77,774	$18	0.09%	$31,327	$122	1.55%
Loans receivable	1,240,895	15,463	4.96%	1,258,224	14,154	4.48%	1,136,330	14,611	5.10%
Interest bearing deposits	3,752	23	2.44%	3,752	23	2.44%	4,904	30	2.43%
Investment securities (1)	176,802	824	1.85%	166,622	846	2.02%	185,920	1,222	2.62%
Other investments	15,015	184	4.88%	15,145	177	4.65%	14,209	161	4.50%
Total interest earning assets (1)	$1,515,689	$16,515	4.33%	$1,521,517	$15,218	3.98%	$1,372,690	$16,146	4.67%
Average interest bearing liabilities:
Savings accounts	$187,474	$87	0.18%	$183,381	$98	0.21%	$152,841	$172	0.45%
Demand deposits	285,001	200	0.28%	285,993	231	0.32%	216,021	389	0.71%
Money market accounts	243,631	206	0.34%	255,160	280	0.44%	210,398	565	1.07%
CD’s	284,728	1,304	1.82%	297,691	1,469	1.96%	367,278	1,951	2.11%
IRA’s	41,493	161	1.54%	41,852	177	1.68%	43,809	207	1.87%
Total deposits	$1,042,327	$1,958	0.75%	$1,064,077	$2,255	0.84%	$990,347	$3,284	1.32%
FHLB advances and other borrowings	182,463	1,185	2.58%	173,758	1,054	2.41%	165,660	1,087	2.60%
Total interest bearing liabilities	$1,224,790	$3,143	1.02%	$1,237,835	$3,309	1.06%	$1,156,007	$4,371	1.50%
Net interest income		$13,372			$11,909			$11,775
Interest rate spread			3.31%			2.92%			3.17%
Net interest margin (1)			3.51%			3.11%			3.41%
Average interest earning assets to average interest bearing liabilities			1.24			1.23			1.19

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for the quarters ended December 31, 2020, September 30, 2020 and December 31, 2019. The FTE adjustment to net interest income included in the rate calculations totaled $0, $0 and $8 thousand for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively.

	Twelve months ended December 31, 2020			Twelve months ended December 31, 2019
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$52,016	$162	0.31%	$29,948	$672	2.24%
Loans receivable	1,234,732	59,763	4.84%	1,074,952	54,647	5.08%
Interest bearing deposits	3,914	96	2.45%	5,841	137	2.35%
Investment securities (1)	174,396	3,789	2.17%	171,747	4,332	2.60%
Other investments	15,081	717	4.75%	12,442	635	5.10%
Total interest earning assets (1)	$1,480,139	$64,527	4.36%	$1,294,930	$60,423	4.68%
Average interest bearing liabilities:
Savings accounts	$174,184	$435	0.25%	$155,848	$651	0.42%
Demand deposits	268,311	1,065	0.40%	204,296	1,677	0.82%
Money market accounts	244,632	1,446	0.59%	182,103	1,988	1.09%
CD’s	316,264	6,325	2.00%	352,924	7,114	2.02%
IRA’s	42,039	729	1.73%	42,134	744	1.77%
Total deposits	$1,045,430	$10,000	0.96%	$937,305	$12,174	1.30%
FHLB advances and other borrowings	186,724	4,272	2.29%	156,885	4,736	3.02%
Total interest bearing liabilities	$1,232,154	$14,272	1.16%	$1,094,190	$16,910	1.55%
Net interest income		$50,255			$43,513
Interest rate spread			3.20%			3.13%
Net interest margin (1)			3.40%			3.37%
Average interest earning assets to average interest bearing liabilities			1.20			1.18

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for the twelve months ended December 31, 2020 and December 31, 2019. The FTE adjustment to net interest income included in the rate calculations totaled $1 thousand and $120 thousand for the twelve months ended December 31, 2020 and December 31, 2019, respectively.
The following table reports key financial metric ratios based on a net income and net income as adjusted basis:

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Ratios based on net income:
Return on average assets (annualized)	0.87%	0.85%	0.84%	0.80%	0.68%
Return on average equity (annualized)	8.93%	8.93%	8.41%	8.29%	6.59%
Return on average tangible common equity[5] (annualized)	11.67%	11.79%	11.45%	11.04%	8.98%
Efficiency ratio	60%	63%	67%	64%	73%
Net interest margin with loan purchase accretion	3.51%	3.11%	3.41%	3.40%	3.37%
Net interest margin without loan purchase accretion	3.13%	3.01%	3.26%	3.15%	3.26%
Ratios based on net income as adjusted (non-GAAP):
Return on average assets as adjusted[2] (annualized)	0.90%	0.82%	0.79%	0.78%	0.76%
Return on average equity as adjusted[3] (annualized)	9.24%	8.59%	7.85%	8.09%	7.44%
Return on average tangible common equity as adjusted[5] (annualized)	12.06%	11.34%	10.68%	10.78%	10.13%
Efficiency ratio[4] as adjusted (non-GAAP)	59%	64%	66%	64%	68%

Reconciliation of Return on Average Assets as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019

GAAP earnings after income taxes	$3,570	$3,480	$3,169	$12,725	$9,463
Net income as adjusted after income taxes (non-GAAP) (1)	$3,691	$3,348	$2,956	$12,425	$10,675
Average assets	$1,634,459	$1,627,497	$1,492,834	$1,594,053	$1,398,482
Return on average assets (annualized)	0.87%	0.85%	0.84%	0.80%	0.68%
Return on average assets as adjusted (non-GAAP) (annualized)	0.90%	0.82%	0.79%	0.78%	0.76%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Return on Average Equity as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019

GAAP earnings after income taxes	$3,570	$3,480	$3,169	$12,725	$9,463
Net income as adjusted after income taxes (non-GAAP) (1)	$3,691	$3,348	$2,956	$12,425	$10,675
Average equity	$158,968	$154,996	$149,437	$153,497	$143,523
Return on average equity (annualized)	8.93%	8.93%	8.41%	8.29%	6.59%
Return on average equity as adjusted (non-GAAP) (annualized)	9.24%	8.59%	7.85%	8.09%	7.44%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Return on Average Tangible Common Equity and Reconciliation of Return on Average Tangible Common Equity, as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Total stockholders’ equity	$160,564	$157,323	$150,553	$160,564	$150,553
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(5,494)	(5,893)	(7,587)	(5,494)	(7,587)
Tangible common equity (non-GAAP)	$123,572	$119,932	$111,468	$123,572	$111,468
Average tangible common equity (non-GAAP)	$121,752	$117,466	$109,829	$115,313	$105,340
GAAP earnings after income taxes	$3,570	$3,480	$3,169	$12,725	$9,463
Net income as adjusted after income taxes (non-GAAP) (1)	$3,691	$3,348	$2,956	$12,425	$10,675
Return on average tangible common equity (annualized)	11.67%	11.79%	11.45%	11.04%	8.98%
Return on average tangible common equity as adjusted (non-GAAP) (annualized)	12.06%	11.34%	10.68%	10.78%	10.13%

(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Efficiency Ratio as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Non-interest expense (GAAP)	$10,826	$10,724	$10,428	$43,673	$42,686
Merger related Costs (1)	—	—	(104)	—	(3,880)
Branch Closure Costs (1)	(165)	—	—	(165)	(15)
Audit and financial reporting (1)	—	—	—	—	(358)
Non-interest expense as adjusted (non-GAAP)	10,661	10,724	10,324	43,508	38,433
Non-interest income	4,770	5,062	3,784	18,448	14,975
Net interest margin	13,372	11,909	11,775	50,255	43,513
Efficiency ratio denominator (GAAP)	$18,142	$16,971	$15,559	$68,703	$58,488
Net gain on sale of branch (1)	—	—	—	—	(2,295)
Net gain on acquired business lines (1)	—	(180)	—	(432)	—
Settlement proceeds (1)	—	—	—	(131)	—
Efficiency ratio denominator (non-GAAP)	$18,142	$16,791	$15,559	$68,140	$56,193
Efficiency ratio (GAAP)	60%	63%	67%	64%	73%
Efficiency ratio as adjusted (non-GAAP)	59%	64%	66%	64%	68%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of tangible book value per share (non-GAAP)
(in thousands, except per share data)

Tangible book value per share at end of period	December 31, 2020	September 30, 2020	December 31, 2019
Total stockholders’ equity	$160,564	$157,323	$150,553
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(5,494)	(5,893)	(7,587)
Tangible common equity (non-GAAP)	$123,572	$119,932	$111,468
Ending common shares outstanding	11,056,349	11,154,645	11,266,954
Book value per share	$14.52	$14.10	$13.36
Tangible book value per share (non-GAAP)	$11.18	$10.75	$9.89

Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)
(in thousands, except ratios)

Tangible common equity as a percent of tangible assets at end of period	December 31, 2020	September 30, 2020	December 31, 2019
Total stockholders’ equity	$160,564	$157,323	$150,553
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(5,494)	(5,893)	(7,587)
Tangible common equity (non-GAAP)	$123,572	$119,932	$111,468
Total Assets	$1,649,095	$1,622,593	$1,531,249
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(5,494)	(5,893)	(7,587)
Tangible Assets (non-GAAP)	$1,612,103	$1,585,202	$1,492,164
Less SBA PPP Loans	(123,702)	(139,166)	—
Tangible Assets, excluding SBA PPP Loans (non-GAAP)	$1,488,401	$1,446,036	$1,492,164
Total stockholders’ equity to total assets ratio	9.74%	9.70%	9.83%
Tangible common equity as a percent of tangible assets (non-GAAP)	7.67%	7.57%	7.47%
Tangible common equity as a percent of tangible assets, excluding SBA PPP Loans (non-GAAP)	8.30%	8.29%	7.47%

1Net income as adjusted and net income as adjusted per share are non-GAAP financial measures that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)”.
2Return on average assets as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average assets. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Assets as Adjusted (non-GAAP)”.
3Return on average equity as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average equity. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Equity as Adjusted (non-GAAP)”.
4The efficiency ratio as adjusted (non-GAAP) is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and the Company’s ability to use what it has to generate the most profit possible for shareholders relative to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Efficiency Ratio as Adjusted (non-GAAP)”.
5Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets, return on tangible common equity and return on tangible common equity as adjusted are non-GAAP measures that management believes enhances investors’ ability to better understand the Company’s financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of tangible book value per share (non-GAAP)”, “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)”, and “Reconciliation of return on average tangible common equity and Reconciliation of Return on Average Tangible Common Equity as Adjusted (non-GAAP)”.